EXHIBIT 3.1


Certificate of Amendment
         (PURSUANT TO NRS 78.386 and 78.390

Important: Read attached instructions before completing form.

              Certificate of Amendment to Articles of Incorporation
              -----------------------------------------------------
                          For Nevada Profit Corporation
                          -----------------------------
          (Pursuant to NRS 78.386 and 78.390 -After Issuance of Stock)


1.   Name of corporation:

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         CARLIN GOLD, INC.
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2.   The articles  have been amended as follows  (provide  article  numbers,  if available).

--------------------------------------------------------------------------------
         Article 1 has been amended to change the name of the corporation to:
--------------------------------------------------------------------------------

         Uranium Energy Corp.


3. The vote by which the stockholders shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 80.77%

4.   Effective date of filing (optional)________________________________________
              (must not be later than 60 days after the corporation is filed)

5.   Officer Signature (required): _____________________________________________

*If any proposed amendment would alter or change any preference of any relative or other right given to any class or series of outstanding shares, than the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees. See attached fee schedule.



                                   Articles of
                                  Incorporation
                              (PURSUANT TO NRS 78)

1. Name of Corporation:        Carlin Gold, Inc.

2. Resident Agent Name         CSC Services of Nevada, Inc.
and Street Address:            -------------------------------------------------
(must be a Nevada address      Name
where process may be served)   502 East John Street    Carson City, NEVADA 89706
                               -------------------------------------------------
                               Physical Street Address City             Zip Code


3. Shares:                     Number of shares                                        Number of shares
                               with par value: 75,000,000 Par value: $0.001   without par value: ___________

4. Names, Addresses,           The First Board of Directors/Trustees shall consist of _______ addresses are as follows:
Number of Board of
Directors/Trustees:            1. Alan Lindsey
                               Name
                               Unit #1, 8765 Ash Street, Vancouver, B.C.  Canada   V6P 6T3
                               ------------------------------------------------------------
                               Street Address            City             State    Zip Code
                               2.__________________________________________________________
                               Name
                               ____________________________________________________________
                               Street Address            City              State   Zip Code
                               3.__________________________________________________________
                               Name
                               ____________________________________________________________
                               Street Address            City              State   Zip Code
                               4.__________________________________________________________
                               Name
                               ____________________________________________________________
                               Street Address            City              State   Zip Code

5. Purpose:
(optional - see instructions)  The purpose of this Corporation shall be:

                               ___________________________________________________________________
6. Other Matters:
(see instructions)             Number of additional pages attached:        1

7. Name, Addresses             s/CSC Services of Nevada, Inc.    ________________________________
and Signatures of              Name                              Signature
Incorporators:                 502 East John Street      Carson City,        NEVADA         89706
(attached additional pages if  ------------------------------------------------------------------
there are more than 2          Address                   City                            Zip Code
incorporators)
                               _______________________________  _________________________________
                               Name                             Signature

                               _______________________________________ __________________________
                               Street Address                 City              State    Zip Code



8. Certificate of              I, CSC Services of Nevada, Inc. hereby accept appointment as Resident Agent for the
Appointment of                 above CSC Services of Nevada, Inc. named corporation.
Resident Agent:                By:_____________________________________________             5/16/2003
                                Authorized Signature of R.A. or On Behalf of R.A. Company    Date



No director or officer of this corporation shall have any personal liability to this corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except that this Article shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of the Nevada General Corporation Law. Any repeal or modification of this article by the stockholders of this corporation shall not adversely affect any right or protection of any director of this corporation existing at the time of such repeal or modification.